Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

-Comparable Hotel1 RevPAR grows 6.0% and 6.1% in the Fourth Quarter and Full Year, Respectively-

-Comparable Hotel Adjusted EBITDA2 grows 4.2% and 8.5% in the Fourth Quarter and Full Year, Respectively -

- Completed sale of 53 economy extended stay hotels for $285.0 million -

-Provides 2016 Guidance-

- Increases Paired Share Repurchase Authorization to $200 million -

CHARLOTTE, N.C. – February 23, 2016 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced consolidated results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Revenue Per Available Room (“RevPAR”) grew 7.1% to $42.66

•	Comparable Hotel RevPAR grew 6.0% to $43.71

•	Total revenues increased 4.8% to $296.3 million

•	Adjusted EBITDA increased 3.0% to $127.1 million

•	Comparable Hotel Adjusted EBITDA increased 4.2% to $122.3 million

•	Net income increased 371.8% to $132.1 million

•	Adjusted Paired Share Income[2] of $30.9 million, or $0.15 per diluted Paired Share

Full Year 2015 Highlights

•	RevPAR grew 6.7% to $45.89

•	Comparable Hotel RevPAR grew 6.1% to $47.36

•	Total revenues increased 5.9% to $1,284.8 million

•	Hotel Operating Margin[2] expanded 200 basis points to 53.7%

•	Adjusted EBITDA increased 8.3% to $603.1 million

•	Comparable Hotel Adjusted EBITDA increased 8.5% to $574.1 million

•	Net income increased 88.0% to $283.0 million

•	Adjusted Paired Share Income increased 14.7% to $194.7 million, or $0.95 per diluted Paired Share

[1]	Comparable Hotels include 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated as of December 31, 2015.
[2]	See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).

Extended Stay America’s Chief Executive Officer, Gerry Lopez, commented, “Our results demonstrate that our initiatives are working, as illustrated by our strong performance for the quarter and year. In the fourth quarter we continued our high rate of RevPAR growth, completed 50 hotel renovations, sold 53 economy extended stay hotels at an attractive price, authorized a share repurchase program and declared capital return to shareholders beyond our regular dividend. In 2015, we improved our hotel assets by completing 128 hotel renovations, completed a system-wide rollout of an automated revenue management system and expanded our corporate sales force, while also significantly deleveraging our balance sheet.”

Mr. Lopez continued, “As we look to 2016, we remain confident in our ability to grow. Given our geographic diversification, our limited exposure to gateway cities and international travel, low supply growth in our segment, and the demonstrated success of our initiatives, we believe that we will continue to outperform. Our unique value proposition, ongoing renovation program, robust revenue management system and strong sales force position us to deliver enhanced results this year and beyond.”

Financial and Operating Results

Total revenues for the three months ended December 31, 2015 increased 4.8% over the comparable period in 2014 to $296.3 million. Comparable Hotel total revenues for the fourth quarter increased 6.2% to $283.7 million. Total revenues for the year ended December 31, 2015 increased 5.9% over the comparable period in 2014 to $1,284.8 million. Comparable Hotel total revenues for the year increased 6.2% to $1,217.4 million.

RevPAR for the three months ended December 31, 2015 grew 7.1% over the comparable period in 2014, driven by an improvement in average daily rate (“ADR”) of 6.7% while occupancy increased to 69.1% compared to 68.8% in the comparable period in 2014. Comparable Hotel RevPAR for the fourth quarter increased 6.0% to $43.71. RevPAR for the year ended December 31, 2015 grew 6.7% over the comparable period in 2014, driven by an improvement in ADR of 7.4% while occupancy decreased to 73.7% compared to 74.3% in the comparable period in 2014. Comparable Hotel RevPAR for the year increased 6.1% to $47.36.

Hotel Operating Margin for the three months ended December 31, 2015 and 2014 was 50.2%. Hotel operating margin flow-through, defined as the change in Hotel Operating Profit2 divided by the change in total room and other hotel revenues, was 49.9% for the three months ended December 31, 2015. Hotel Operating Margin for the year ended December 31, 2015 was 53.7% compared to 51.7% in the comparable period in 2014. Hotel operating margin flow-through for the year ended December 31, 2015 was 88.4%.

Adjusted EBITDA for the three months ended December 31, 2015 increased $3.7 million to $127.1 million, representing 3.0% growth over the comparable period in 2014. The Company’s previously issued guidance included $3.0 million additional Adjusted EBITDA from the 53 economy extended stay hotels sold in the fourth quarter. Adjusted EBITDA excludes a gain of $130.9 million from the fourth quarter disposition, non-cash equity-based compensation of $2.6 million, loss on disposal of assets of $6.0 million and other non-operating expense of $0.7 million during the fourth quarter. Comparable Hotel Adjusted EBITDA for the fourth quarter increased $4.9 million to $122.3 million, representing 4.2% growth over the comparable period in 2014. Adjusted EBITDA for the year ended December 31, 2015 increased $46.4 million to $603.1 million, representing 8.3% growth over the comparable period in 2014. Comparable Hotel Adjusted EBITDA for the year ended December 31, 2015 increased $45.0 million to $574.1 million, representing 8.5% growth over the comparable period in 2014.

Net income for the three months ended December 31, 2015 was $132.1 million compared to $28.0 million in the comparable period in 2014, an increase of 371.8%. The increase in net income was driven by a pre-tax gain of $130.9 million from the sale of 53 economy extended stay hotels during the fourth quarter. Income tax expense for the three months ended December 31, 2015 was $28.4 million compared to $6.9 million in the comparable period in 2014. The increase in income tax expense was primarily due to the gain on the disposition. Net income for the year ended December 31, 2015 was $283.0 million compared to $150.6 million in the comparable period in 2014, an increase of 88.0%. Income tax expense for the year was $76.5 million compared to $45.1 million in the comparable period in 2014.

Adjusted Paired Share Income for the three months ended December 31, 2015 was $30.9 million, or $0.15 per diluted Paired Share, compared to $32.7 million, or $0.16 per diluted Paired Share, in the comparable period in 2014. Adjusted Paired Share Income decreased during the quarter due to increased depreciation and interest expense. Adjusted Paired Share Income for the year ended December 31, 2015 was $194.7 million, or $0.95 per diluted Paired Share, compared to $169.7 million, or $0.83 per diluted Paired Share, in the comparable period in 2014. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to our consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Capital

The Company invested $63.6 million in capital expenditures during the three months ended December 31, 2015, which includes hotel renovations, ordinary maintenance capital and information technology projects. The Company invested $204.7 million during the year ended December 31, 2015 in capital expenditures, including $108.1 million on hotel renovations.

Distribution

This morning, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. declared cash distributions totaling $0.17 per Paired Share for the fourth quarter of 2015. These distributions include $0.15 per ESH Hospitality, Inc. Class A and Class B common share and $0.02 per Extended Stay America, Inc. common share. The distributions are payable on March 22, 2016 to shareholders of record as of March 8, 2016.

Share Repurchases

This morning, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. authorized an increase in a combined Paired Share repurchase program for up to an additional $100 million of Paired Shares. The Company’s current repurchase program authorization is now for up to $200 million of Paired Shares. Repurchases may be made at management’s discretion from time to time in the open market, in privately negotiated transactions or by other means (including through Rule 10b5-1 trading plans). Depending on market conditions and other factors, these repurchases may be commenced or suspended without prior notice.

2016 Outlook

The Company’s outlook for 2016 is as follows:

•	Total revenues are expected to range from $1.266 billion to $1.290 billion

•	Comparable Hotel total revenues are expected to increase by approximately 4% to 6%

•	Adjusted EBITDA is expected to range from $600 million to $620 million, representing approximately 4.5 % to 8.0% growth over 2015 Comparable Hotel Adjusted EBITDA

•	Depreciation and amortization of $215 million to $220 million

•	Net interest expense of $135 million to $140 million

•	Effective tax rate is expected to range between 23.0% and 24.0%

•	Net income is anticipated to range from $163 million to $192 million

•	Capital expenditures are expected to range from $240 million to $260 million, including $120 to $135 million in hotel renovation capital and approximately $100 million in maintenance capital

Webcast and Conference Call Details

The Company will host a conference call on Tuesday, February 23, 2015 at 10:00 A.M. Eastern Time. The call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.extendedstay.com, which can be accessed directly at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until March 8, 2016, and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13629252.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and other capital-intensive companies. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share are not recognized terms under U.S. GAAP. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of operating profit, net income, net income per share, or cash flow provided by operating activities calculated in accordance with U.S. GAAP. The Company’s presentation of EBITDA, Adjusted EBITDA,

Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share does not replace the presentation of the Company’s consolidated financial results prepared in accordance with U.S. GAAP.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2016 outlook, expected performance, free cash flow, debt reduction and distribution growth, as such, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from future results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on February 23, 2016 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 629 hotels in the U.S. and Canada comprising approximately 69,400 rooms and employs over 8,500 employees at its hotel properties and headquarters. The Company’s brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@extendedstay.com	tatkins@extendedstay.com

EXTENDED STAY AMERICA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(In thousands)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2015	2014	% Variance		2015	2014	% Variance
(Unaudited)				(Audited)
			REVENUES:
$291,526	$278,530	4.7%	Room revenues	$1,265,653	$1,195,816	5.8%
4,809	4,162	15.5%	Other hotel revenues	19,100	17,659	8.2%

296,335	282,692	4.8%	Total revenues	1,284,753	1,213,475	5.9%

			OPERATING EXPENSES:
153,544	143,848	6.7%	Hotel operating expenses	604,087	592,101	2.0%
24,716	20,154	22.6%	General and administrative expenses	98,625	84,381	16.9%
51,917	47,806	8.6%	Depreciation and amortization	203,897	187,207	8.9%
—	2,300	n/m	Impairment of long-lived assets	9,011	2,300	291.8%

230,177	214,108	7.5%	Total operating expenses	915,620	865,989	5.7%

130,894	—	n/m	GAIN ON SALE OF HOTEL PROPERTIES	130,894	864	15049.8%

1	116	(99.1)%	OTHER INCOME	45	388	(88.4)%

197,053	68,700	186.8%	INCOME FROM OPERATIONS	500,072	348,738	43.4%

697	926	(24.7)%	OTHER NON-OPERATING EXPENSE	2,732	3,763	(27.4)%

35,807	32,900	8.8%	INTEREST EXPENSE, NET	137,782	149,364	(7.8)%

160,549	34,874	360.4%	INCOME BEFORE INCOME TAX EXPENSE	359,558	195,611	83.8%

28,417	6,870	313.6%	INCOME TAX EXPENSE	76,536	45,057	69.9%

132,132	28,004	371.8%	NET INCOME	283,022	150,554	88.0%

(136,279)	(86,309)	57.9%	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	(169,982)	(110,958)	53.2%

$(4,147)	$(58,305)	(92.9)%	NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$113,040	$39,596	185.5%

(1)	Noncontrolling interests in Extended Stay America, Inc. include approximately 45% of ESH REIT’s common equity and 125 shares of ESH REIT preferred stock.

n/m=not meaningful

CONSOLIDATED BALANCE SHEET DATA

As of December 31, 2015 and 2014

(In thousands)

(Audited)

	December 31,
	2015	2014
Cash and cash equivalents	$373,239	$121,324
Restricted cash	$84,416	$73,382
Total assets	$4,528,900	$4,449,142
Total debt, net of unamortized deferred financing costs and debt discount (2)	$2,783,590	$2,880,593
Total equity	$1,488,357	$1,389,317

(2)	Unamortized deferred financing costs and debt discount totaled approximately $35.2 million and $33.7 million as of December 31, 2015 and 2014, respectively.

EXTENDED STAY AMERICA, INC.

OPERATING METRICS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(Unaudited)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2015	2014	Variance		2015	2014	Variance
629	682	(53)	Number of hotels (1)	629	682	(53)
69,383	76,000	(6,617)	Number of rooms (1)	69,383	76,000	(6,617)
69.1%	68.8%	30 bps	Occupancy	73.7%	74.3%	(60) bps
$61.72	$57.86	6.7%	ADR	$62.22	$57.93	7.4%
$42.66	$39.83	7.1%	RevPAR	$45.89	$43.02	6.7%

			Hotel Inventory (as of December 31):
463	335	128	Renovated Extended Stay America (2)	463	335	128
166	300	(134)	Unrenovated Extended Stay America and other (1)	166	300	(134)
—	47	(47)	Crossland Economy Studios (1)	—	47	(47)

629	682	(53)	Number of hotels	629	682	(53)

			Renovation Displacement Data (in thousands, except percentages):
6,834	6,992	(158)	Available room nights	27,581	27,795	(214)
132	70	62	Room nights displaced from renovation	363	224	139
1.9%	1.0%	90 bps	% of available room nights displaced	1.3%	0.8%	50 bps

COMPARABLE HOTEL OPERATING METRICS (3)

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(Unaudited)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2015	2014	Variance		2015	2014	Variance
629	629	—	Number of hotels	629	629	—
69,383	69,383	—	Number of rooms	69,383	69,383	—
69.1%	69.0%	10 bps	Comparable Hotel Occupancy	73.7%	74.5%	(80) bps
$63.26	$59.73	5.9%	Comparable Hotel ADR	$64.24	$59.90	7.2%
$43.71	$41.25	6.0%	Comparable Hotel RevPAR	$47.36	$44.62	6.1%

			Comparable Hotel Inventory (as of December 31):
463	335	128	Renovated Extended Stay America (2)	463	335	128
166	294	(128)	Unrenovated Extended Stay America and other	166	294	(128)

629	629	—	Comparable Hotel number of hotels	629	629	—

			Comparable Hotel Renovation Displacement Data (in thousands, except percentages):
6,384	6,384	—	Available room nights	25,325	25,325	—
132	70	62	Room nights displaced from renovation	363	224	139
2.1%	1.1%	100 bps	% of Comparable Hotel available room nights displaced	1.4%	0.9%	50 bps

(1)	On December 8, 2015, the Company sold a portfolio of 53 hotel properties, six of which were included in “Unrenovated Extended Stay America and other” and 47 of which were included in “Crossland Economy Studios” as of December 31, 2014.
(2)	Includes three Extended Stay Canada-branded hotels.
(3)	Comparable Hotel operating metrics include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated as of December 31, 2015.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(In thousands)

(Unaudited)

Three Months Ended December 31,				Twelve Months Ended December 31,
2015	2014			2015	2014
$132,132	$28,004		Net income	$283,022	$150,554
35,807	32,900		Interest expense, net	137,782	149,364
28,417	6,870		Income tax expense	76,536	45,057
51,917	47,806		Depreciation and amortization	203,897	187,207

248,273	115,580		EBITDA	701,237	532,182
2,560	1,630		Non-cash equity-based compensation	10,500	8,803
697	926		Other non-operating expense	2,732	3,763
—	2,300		Impairment of long-lived assets	9,011	2,300
(130,894)	—		Gain on sale of hotel properties	(130,894)	(864)
6,461 (1)	2,915	(2)	Other expenses	10,495 (3)	10,476	(4)

$127,097	$123,351		Adjusted EBITDA	$603,081	$556,660

3.0%			% growth	8.3%

(1)	Includes costs incurred in connection with the November 2015 secondary offering of approximately $0.2 million, transaction costs of approximately $0.3 million associated with the sale of hotel properties and loss on disposal of assets of approximately $6.0 million.
(2)	Includes public company transition costs of approximately $(0.2) million due to revision of a public company transition cost estimate and loss on disposal of assets of approximately $3.1 million.
(3)	Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 and the November 2015 secondary offering of approximately $0.9 million, transaction costs of approximately $0.3 million associated with the sale of hotel properties and loss on disposal of assets of approximately $9.3 million.
(4)	Includes public company transition costs of approximately $3.0 million, including approximately $1.5 million in costs incurred in connection with the August 2014 secondary offering, consulting fees of approximately $1.9 million related to the implementation of certain key strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $5.6 million.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA (1)

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(In thousands)

(Unaudited)

Three Months Ended December 31,				Twelve Months Ended December 31,
2015	2014			2015	2014
$132,132	$28,004		Net income	$283,022	$150,554
35,807	32,900		Interest expense, net	137,782	149,364
28,417	6,870		Income tax expense	76,536	45,057
51,917	47,806		Depreciation and amortization	203,897	187,207

248,273	115,580		EBITDA	701,237	532,182
(4,757)	(5,938)		Adjusted Property EBITDA of hotels not owned for entirety of periods presented	(28,948)	(27,522)
2,560	1,630		Non-cash equity-based compensation	10,500	8,803
697	926		Other non-operating expense	2,732	3,763
—	2,300		Impairment of long-lived assets	9,011	2,300
(130,894)	—		Gain on sale of hotel properties	(130,894)	(864)
6,461 (2)	2,915	(3)	Other expenses	10,495 (4)	10,476 (5)

$122,340	$117,413		Comparable Hotel Adjusted EBITDA	$574,133	$529,138

4.2%			% growth	8.5%

(1)	Comparable Hotel Adjusted EBITDA includes the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated as of December 31, 2015.
(2)	Includes costs incurred in connection with the November 2015 secondary offering of approximately $0.2 million, transaction costs of approximately $0.3 million associated with the sale of hotel properties and loss on disposal of assets of approximately $6.0 million, $0.1 million of which relates to hotels not owned for entirety of periods presented.
(3)	Includes public company transition costs of approximately $(0.2) million due to revision of a public company transition cost estimate and loss on disposal of assets of approximately $3.1 million, $0.1 million of which relates to hotels not owned for the entirety of periods presented.
(4)	Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 and the November 2015 secondary offering of approximately $0.9 million, transaction costs of approximately $0.3 million associated with the sale of hotel properties and loss on disposal of assets of approximately $9.3 million, $0.3 million of which relates to hotels not owned for the entirety of periods presented.
(5)	Includes public company transition costs of approximately $3.0 million, including approximately $1.5 million in costs incurred in connection with the August 2014 secondary offering, consulting fees of approximately $1.9 million related to the implementation of certain key strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $5.6 million, $0.2 million of which relates to hotels not owned for the entirety of periods presented.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO PAIRED SHARE INCOME,

ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(In thousands, except per Paired Share data)

(Unaudited)

Three Months Ended December 31,				Twelve Months Ended December 31,
2015	2014			2015		2014
$(4,147)	$(58,305)		Net (loss) income attributable to common shareholders	$113,040		$39,596
136,275	86,305		Noncontrolling interests	169,966		110,942

132,128	28,000		Paired Share Income	283,006		150,538
602	—		Debt extinguishment costs	2,392		7,185
574	713		Other non-operating expense	2,061		2,871
—	1,771		Impairment of long-lived assets	6,598		1,771
(107,726)	—		Gain on sale of hotel properties	(107,726)		(659)
5,318 (1)	2,244	(2)	Other expenses	8,368	(3)	8,005	(4)

$30,896	$32,728		Adjusted Paired Share Income	$194,699		$169,711

$0.15	$0.16		Adjusted Paired Share Income per Paired Share – basic	$0.95		$0.83

$0.15	$0.16		Adjusted Paired Share Income per Paired Share – diluted	$0.95		$0.83

204,331	203,728		Weighted average Paired Shares outstanding – basic	204,211		203,548

204,654	204,362		Weighted average Paired Shares outstanding – diluted	204,567		204,508

(1)	Includes costs incurred in connection with the November 2015 secondary offering of approximately $0.2 million pre-tax, transaction costs of approximately $0.3 million pre-tax associated with the sale of hotel properties, and loss on disposal of assets of approximately $6.0 million pre-tax, which total approximately $5.3 million after-tax.
(2)	Includes public company transition costs of approximately $(0.2) million pre-tax due to revision of a public company transition cost estimate and loss on disposal of assets of approximately $3.1 million pre-tax, which total approximately $2.2 million after-tax.
(3)	Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 and the November 2015 secondary offering of approximately $0.9 million pre-tax, transaction costs of approximately $0.3 million pre-tax associated with the sale of hotel properties, and loss on disposal of assets of approximately $9.3 million pre-tax, which total approximately $8.4 million after-tax.
(4)	Includes public company transition costs of approximately $3.0 million pre-tax, including approximately $1.5 million pre-tax in costs incurred in connection with the August 2014 secondary offering, consulting fees of approximately $1.9 million pre-tax related to the implementation of certain key strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $5.6 million pre-tax, which total approximately $8.0 million after-tax.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(In thousands)

(Unaudited)

Three Months Ended December 31,				Twelve Months Ended December 31,
2015	2014	% Variance		2015	2014	% Variance
$291,526	$278,530	4.7%	Room revenues	$1,265,653	$1,195,816	5.8%
4,809	4,162	15.5%	Other hotel revenues	19,100	17,659	8.2%

296,335	282,692	4.8%	Total hotel revenues	1,284,753	1,213,475	5.9%

147,571	140,741	4.9%	Hotel operating expenses (1)	594,788	586,497	1.4%

$148,764	$141,951	4.8%	Hotel Operating Profit	$689,965	$626,978	10.0%

50.2%	50.2%	0 bps	Hotel Operating Margin	53.7%	51.7%	200 bps

NON-GAAP RECONCILIATION OF COMPARABLE HOTEL OPERATING PROFIT AND COMPARABLE HOTEL OPERATING MARGIN (2)

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(In thousands)

(Unaudited)

Three Months Ended December 31,				Twelve Months Ended December 31,
2015	2014	% Variance		2015	2014	% Variance
$291,526	$278,530	4.7%	Room revenues	$1,265,653	$1,195,816	5.8%
4,809	4,162	15.5%	Other hotel revenues	19,100	17,659	8.2%
(12,651)	(15,505)	(18.4)%	Total revenues of hotels not owned for entirety of periods presented	(67,399)	(66,895)	0.8%

283,684	267,187	6.2%	Comparable Hotel total revenues	1,217,354	1,146,580	6.2%

147,571	140,741	4.9%	Hotel operating expenses (1)	594,788	586,497	1.4%
(7,894)	(9,567)	(17.5)%	Hotel operating expenses of hotels not owned for entirety of periods presented (3)	(38,451)	(39,373)	(2.3)%

139,677	131,174	6.5%	Comparable Hotel operating expenses	556,337	547,124	1.7%

$144,007	$136,013	5.9%	Comparable Hotel Operating Profit	$661,017	$599,456	10.3%

50.8%	50.9%	(10) bps	Comparable Hotel Operating Margin	54.3%	52.3%	200 bps

(1)	Excludes loss on disposal of assets of approximately $6.0 million, $3.1 million, $9.3 million and $5.6 million, respectively.
(2)	Comparable Hotel Operating Profit and Comparable Hotel Operating Margin include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated as of December 31, 2015.
(3)	Excludes loss on disposal of assets of approximately $0.1 million, $0.1 million, $0.3 million and $0.2 million, respectively.

EXTENDED STAY AMERICA, INC.

COMPARABLE HOTEL TOTAL REVENUES (1) AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA (1)

TWELVE MONTHS ENDED DECEMBER 31, 2015 (ACTUAL) AND 2016 (OUTLOOK)

(In thousands)

(Unaudited)

Twelve Months Ended		Twelve Months Ended December 31, 2016
December 31, 2015		(Outlook)
(Actual)		Low		High
$1,217,354	Comparable Hotel total revenues	$1,266,000		$1,290,000

$283,022	Net income	$163,400		$191,700
137,782	Interest expense, net	140,000		135,000
76,536	Income tax expense	51,600		57,300
203,897	Depreciation and amortization	220,000		215,000

701,237	EBITDA	575,000		599,000
(28,948)	Adjusted Property EBITDA of hotels not owned for entirety of periods presented	—		—
10,500	Non-cash equity-based compensation	14,000		11,000
2,732	Other non-operating expense	—		—
9,011	Impairment of long-lived assets	—		—
(130,894)	Gain on sale of hotel properties	—		—
10,495 (2)	Other expenses	11,000	(3)	10,000	(3)

$574,133	Comparable Hotel Adjusted EBITDA	$600,000		$620,000

	% growth	4.5%		8.0%

(1)	Comparable Hotel total revenues and Comparable Hotel Adjusted EBITDA include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned as of December 31, 2015.
(2)	Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 and the November 2015 secondary offering of approximately $0.9 million, transaction costs of approximately $0.3 million associated with the sale of hotel properties, and loss on disposal of assets of approximately $9.3 million, $0.3 million of which relates to hotels not owned for entirety of the period.
(3)	Includes other non-operating transaction costs and loss on disposal of assets.